SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December
26, 1995 (December 15, 1995)


                 HUDSON'S GRILL OF AMERICA, INC.
     (Exact name of Registrant as specified in its Charter)


                           California
         (State or other jurisdiction of incorporation)


                             0-13642
                   (Commission or File Number)


                           95-3477313
              (IRS Employer Identification Number)


      16970 Dallas Parkway, Suite 402, Dallas, Texas 75248
            (Address of Principal Executive Offices)


Registrant's telephone number, including area code:
(214) 931-9743


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Item 5.  Other Events.

     Hudson's Grill of America, Inc. (the "Company") announced that on December 15, 1995, it consummated its tentative agreement with companies affiliated with Gregory Georgas ("Georgas"), and was paid the funds called for under the agreement. In addition, the Company signed three agreements with Georgas to build 12 Hudson's Grill restaurants in parts of California, and 12 Hudson's Grill restaurants in parts of New Jersey and New York.

     The Company also announced that it signed a franchise agreement with Georgas to build the Company's first restaurant on the East Coast. It will be located in New Jersey at the Garden State Plaza, which is a shopping mall in Paramus, New Jersey. This resturant will also be the Company's first franchise located in the food court of a shopping mall.

     In addition, the Company announced that its joint venture to operate the Pomona, California, Hudson's Grill restaurant was dissolved by agreement of the joint venturers. The
Company is establishing a limited liability company to operate the location, and expects that the restaurant's current managers will elect to buy the restaurant.

Item 7.  Exhibits.

     1. Press Release dated December 26, 1995, with regard to signing development agreements with Jotar, Inc., and signing a franchise agreement with Wenza, Inc., which are affiliated with Georgas.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 26, 1995


                           HUDSON'S GRILL OF AMERICA, INC.
                           Registrant


                           s/s David L. Osborn
                           David L. Osborn

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